EXHIBIT 10.57
June 30, 2006
Charles A. Blixt
Dear Chuck:
     This letter will confirm our understanding on the following matters.
     As Executive Vice President and General Counsel and a key member of the Company’s leadership team, it is important to ensure that you remain in your position until the search for your successor is successfully completed.
     Accordingly, if you remain actively employed by the Company until August 31, 2006, the date of your release from active employment, you will be eligible to receive a lump sum “Retention Bonus” payment of $350,000. Federal, state and other withholdings or deductions will apply to any retention bonus payment. The Retention Bonus will not be included in any benefit or retirement plan calculations. Payment will be made as soon as practical following your release date. Payment of a Retention Bonus will not affect your eligibility for Special Severance Benefits and Change of Control Protections under your Executive Severance Agreement.
     In the event of your Permanent Disability, (as defined by the Company’s Long Term Disability Plan), prior to your release date, you will be eligible to receive your Retention Bonus immediately following your date of Permanent Disability. In the event of your death prior to your release date, your Retention Bonus shall be paid to your estate.
     If you voluntarily quit or are terminated for cause prior to your designated release date, you will not be eligible to receive the Retention Bonus described above.
     It is important that you understand that the terms and conditions of these matters are confidential and may only be shared with others on a need-to-know basis.

Charles A. Blixt

     By your signature below, you acknowledge and agree that this letter is not an employment contract and that nothing obligates the Company to employ you for any specific term.
Sincerely,
/s/ Susan M. Ivey
Chairman, President & Chief Executive Officer
Acknowledged and accepted this 30th day of June, 2006.
Employee Signature: /s/ Charles A. Blixt